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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-11299, No. 333-35287, No. 333-85575, No. 333-59158, No. 333-34320, No. 333-52804, No. 333-59160, No. 333-123452, No. 333-129269 and No. 333-151771) pertaining to the 1993 Stock Plan, the 1996 Nonemployee Directors Stock Option Plan, the 1998 Stock Incentive Plan, the GMS/Affymetrix 1998 Stock Plan, the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan, the Amended and Restated 2000 Equity Incentive Plan of Affymetrix, Inc. and the ParAllele BioScience, Inc. 2001 Stock Option Plan of Affymetrix, Inc. of our reports dated February 24, 2009, with respect to the consolidated financial statements and schedule of Affymetrix, Inc., and the effectiveness of internal control over financial reporting of Affymetrix, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP

San Jose, California
February 24, 2009

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM